EXHIBIT 32

INTERWEST MEDICAL CORPORATION
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2003 (18 USC 1350)

The undersigned, Arch B. Gilbert, the Chief Executive Officer and Chief Financial Officer of InterWest Medical Corporation (the Company), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s current report on Form 10-Q/A (the “Report”).

The undersigned hereby certifies that:

•	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 13th day of January 2005.

/s/ ARCH B. GILBERT

Arch B. Gilbert
President, Chief Executive Officer and Chief Financial Officer